HOME TREASURE FINDERS INC.
INDEPENDENT CONTRACTOR AGREEMENT

AGREEMENT IS MADE THIS 23RD DAY OF SEPTEMBER, 2009 AND WILL END ON MARCH 31ST, 2009.

THE FOLLOWING OUTLINES OUR AGREEMENT;

JASON DALRYMPLE HAS BEEN HIRED BY HOME TREASURE FINDERS INC. AS AN INDEPENDENT WEB AND ADVERTISING CONSULTANT.

DALRYMPLE'S JOB DUTIES INCLUDE, BUT ARE NOT LIMITED TO; IMPROVING THE POTENTIAL OF THE HOME TREASURE FINDERS INC. WEBSITE, AND MAXIMIZING WEB BASED REAL ESTATE SALES AND REFERRALS BY INITIATING AND IMPLEMENTING A COST EFFECTIVE MARKETING AND ADVERTIZING CAMPAIGN THAT PROMOTES GOOD BUSINESS AND RESULTS IN COMMISSION INCOME.

DALRYMPLE WILL BE COMPENSATED FOR SUCCESSFUL COMPLETION OF SAID CONSULTING WORK BY HOURLY WAGE. THE WAGE IS SET AT $20 PER HOUR AND WILL BE CAPPED AT 8 HOURS PER MONTH. DALRYMPLE WILL BE RESPONSIBLE FOR SUBMITTING AN INVOICE TO HOME TREASURE FINDERS INC. EACH MONTH. THE INVOICE WILL SUMMARIZE HOURS WORKED AND TASKS COMPLETED AND IDEAS FOR FUTURE WORK. THE INVOICE WILL BE PRESENTED TO COREY WIEGAND AT THE END OF EACH MONTH.

HOME TREASURE FINDERS INC. WILL NOT DEDUCT OR WITHOLD ANY TAXES,YOU WILL NOT BE ENTILED TO ANY FRINGE BENEFITS, SUCH AS UNEMPLOYMENT INSURANCE, MEDICAL INSURANCE, PENSION PLANS, OR OTHER SUCH BENEFITS THAT WOULD BE OFFERD TO EMPLOYEES.

DURING THIS PROJECT YOU MAY BE IN CONTACT WITH OR DIRECTLY WORKING WITH PROPRIETARY INFORMATION WHICH IS IMPORANT TO HOME TREASURE FINDERS INC. ALL INFORMATION MUST BE TREATED WITH STRICT CONFIDENCE AND MAY NOT BE USED AT ANY TIME OR IN ANY MANNER IN WORK YOU MAY DO WITH OTHER COMPANIES IN THE REAL ESTATE INDUSTRY.

SIGNED AND AGREED TO BY;

JASON DALRYMPLE ____________________ **DATE** 9/23/09

HOME TREASURE FINDERS INC.
PRESIDENT, COREY WIEGAND ____________________ **DATE** 9/23/09